SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under The Securities Act of 1933

NEW YORK HEALTH CARE, INC.
(Exact Name of Issuer as specified in its charter)

New York	11-2636089
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1850 McDonald Avenue
Brooklyn, NY 11223
(Address of principal executive offices)

SHARES OF COMMON STOCK ISSUABLE
PURSUANT TO THE NEW YORK HEALTH CARE DIRECTOR OPTIONS AND WARRANTS AND THE PERFORMANCE INCENTIVE PLAN
(Full title of the plan)

Murry Englard, Chief Executive Officer
New York Health Care, Inc.
1850 McDonald Avenue
Brooklyn, NY 11223
(718) 375-6700

(Name, address, and telephone number,
including area code, of agent for service)

 Copy to:
Adam Stein, Esq.
Cohen Tauber Spievack & Wagner P.C.
420 Lexington Avenue, Suite 2400
New York, NY  10170
(212) 586-5800

TERMINATION OF REGISTRATION

New York Health Care, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement File No. 333-50394, filed with the SEC on November 21, 2000 (the “Registration Statement”).  This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 7th day of January, 2009.

NEW YORK HEALTH CARE, INC.

By:	/s/ Murry Englard
Name: Murry Englard
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on January 7, 2009 in the capacities indicated.

Signature	Title

/s/ Murry Englard	Director
Murry Englard

/s/ Yoram Hacohen	Director
Yoram Hacohen

/s/ Howard Berg	Director
Howard Berg

/s/ Stewart W. Robinson	Chief Financial Officer
Stewart W. Robinson